EXHIBIT 99.1

SUPPLEMENTAL ANALYST PACKAGE

2008 First Quarter Earnings

Conference Call 4/16/2008

AMB PROPERTY CORPORATION

NARITA INTERNATIONAL AIRPORT
AMB Narita Air Cargo Center C
Phase II
Phase I - D
AMB

Company Profile	SUPPLEMENTAL ANALYST PACKAGE 2008 First Quarter Earnings Conference Call

AMB Property Corporation® is a leading global developer and owner of industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. As of March 31, 2008, AMB owned or had investments in, on a consolidated basis or through unconsolidated co-investment ventures, properties and development projects expected to total approximately 150.2 million square feet (14.0 million square meters) in 45 markets within 14 countries.
AMB invests in properties located predominantly in the infill submarkets of its targeted markets. AMB’s portfolio is comprised primarily of High Throughput Distribution® facilities built for efficiency and located near airports, seaports, ground transportation systems, and population concentrations.
Through its private capital group, AMB provides real estate investment, portfolio management and reporting services to co-investment ventures and clients. The private capital revenue consists of asset management, acquisition and development fees as well as priority and incentive distributions.

The Americas		Europe		Asia

Operating Portfolio(1)	112.2 msf	Operating Portfolio(1)	8.7 msf	Operating Portfolio(1)	8.3 msf
Development Pipeline(2)(3)	12.9 msf	Development Pipeline(2)(3)	3.0 msf	Development Pipeline(2)(3)	5.1 msf
Land Inventory(3)	2,366 acres	Land Inventory(3)	229 acres	Land Inventory(3)	45 acres
Offices	11	Offices	4	Offices	11
(1)	The operating portfolio includes the owned and managed portfolio and operating properties held through AMB’s investments in unconsolidated co-investment ventures that it does not manage (excluded from the owned and managed portfolio) and the location of AMB’s global headquarters.
(2)	Includes development properties available for sale or contribution.
(3)	Includes investments held through unconsolidated co-investment ventures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	1

Highlights (dollars in thousands, except share data)	SUPPLEMENTAL ANALYST PACKAGE 2008 First Quarter Earnings Conference Call

	For the Quarters ended March 31,
	2008	2007	% Change
Revenues	$176,486	$164,505	7.3%
Adjusted EBITDA(1)	106,195	98,602	7.7%
Net income available to common stockholders	38,980	21,730	79.4%
FFO(1)	67,850	56,873	19.3%
Per diluted share and unit
EPS	$0.39	$0.23	69.6%
FFO(1)	0.65	0.57	14.0%
Dividends per common share	0.52	0.50	4.0%

Financial	- 14.0% year-over-year FFO(1) per share growth in the first quarter
- Expanded capacity by closing $325 million term facility
- Repurchased over 1.7 million shares during the first quarter (weighted average price of $49.64 per share)

Operations(2)	- 7.3% same store growth
- 94.9% average occupancy
- 4.2% trailing four quarter rent changes on renewals and rollover; up 4.6% in the first quarter

Capital Deployment(2)	- Acquired over $244 million(3) of properties in the first quarter across Europe, Asia and the Americas
- Commenced over $85 million of development in the first quarter
- Development pipeline is $1.8 billion(3) with an estimated margin of 20% and solid leasing on 2008 deliveries

Private Capital	- 9 active co-investment ventures
- 67% year-over-year Private Capital Revenue growth in the first quarter
- 17% quarter-over-quarter growth in Europe Fund I; fund over $1.2 billion now

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	Owned and managed portfolio.
(3)	Includes investments held through unconsolidated co-investment ventures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	2

Funds From Operations(1)Overview	SUPPLEMENTAL ANALYST PACKAGE 2008 First Quarter Earnings Conference Call

Funds From Operations(1)(2)
(per diluted common share and unit)

Estimated FFO by Business(1)
(per diluted common share and unit)

	For the Years ended December 31,		2008 Projected
	2006	2007	(Midpoint)
Real estate operations,
net of unallocated overhead	$1.53	$1.60	$1.53
Overhead reallocation	0.27	0.45	0.51

Real estate operations FFO	$1.80	$2.05	$2.04
% of reported FFO	57.7%	58.4%	51.6%
Development Gains	1.11	1.61	1.87
Overhead allocation	(0.13)	(0.32)	(0.38)

Development FFO	$0.98	$1.29	$1.49
% of reported FFO	31.4%	36.8%	37.7%
Private Capital Revenues	0.48	0.30	0.56
Overhead allocation	(0.14)	(0.13)	(0.14)

Private Capital FFO	$0.34	$0.17	$0.42
% of reported FFO	10.9%	4.8%	10.6%

Total FFO	$3.12	$3.51	$3.95

Development Gains(1)(3)
(per diluted common share and unit)

Private Capital Revenue(1)
(per diluted common share and unit)
(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	For a reconciliation of FFO from net income for the years ended December 31, 2007, 2006, 2005 and 2004, refer to our annual report on Form 10-K for the year ended December 31, 2007.
(3)	Excludes co-investment venture partners’ share of development gains.
(4)	Management revenues consist of asset management, acquisition and development fees and priority distributions.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	3

Consolidated Statements of Operations (in thousands, except per share data)	SUPPLEMENTAL ANALYST PACKAGE 2008 First Quarter Earnings Conference Call

	For the Quarters ended March 31,
	2008	2007
Revenues
Rental revenues	$166,563	$158,580
Private capital revenues(1)	9,923	5,925

Total revenues	176,486	164,505

Costs and expenses
Property operating costs	(46,171)	(43,686)
Depreciation and amortization	(41,669)	(40,454)
General and administrative	(35,153)	(29,854)
Fund costs	(222)	(241)
Impairment losses	—	(257)
Other expenses	92	(912)

Total costs and expenses	(123,123)	(115,404)

Other income and expenses
Development gains, net of taxes	17,820	12,192
Gains from sale or contribution of real estate interests, net	19,967	136
Equity in earnings of unconsolidated co-investment ventures	2,928	2,113
Other income	4,436	5,507
Interest expense, including amortization	(30,928)	(34,395)

Total other income and expenses	14,223	(14,447)

Income from operations before minority interests	67,586	34,654

Minority interests’ share of income
Co-investment venture partners’ share of income	(18,944)	(7,192)
Co-investment venture partners’ and limited partnership unitholders’ share of development gains	(4,741)	(595)
Preferred unitholders	(1,432)	(3,699)
Limited partnership unitholders	(979)	(356)

Total minority interests’ share of income	(26,096)	(11,842)

Income from continuing operations	41,490	22,812

Discontinued operations
Income attributable to discontinued operations, net of minority interests	41	2,834
Gains from disposition of real estate, net of minority interests	1,401	36

Total discontinued operations	1,442	2,870

Net income	42,932	25,682
Preferred stock dividends	(3,952)	(3,952)

Net income available to common stockholders	$38,980	$21,730

Net income per common share (diluted)	$0.39	$0.23

Weighted average common shares (diluted)	99,789	95,099

(1) Includes incentive distributions for 2008 of $1.0 million for the dissolution of AMB Erie co-investment venture.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	4

Consolidated Statements of Funds from Operations(1) (in thousands, except per share data)	SUPPLEMENTAL ANALYST PACKAGE 2008 First Quarter Earnings Conference Call

	For the Quarters ended March 31,
	2008	2007
Net income available to common stockholders	$38,980	$21,730
Gains from sale or contribution of real estate, net of minority interests	(21,368)	(172)
Depreciation and amortization
Total depreciation and amortization	41,669	40,454
Discontinued operations’ depreciation	4	571
Non-real estate depreciation	(1,634)	(1,177)
Adjustments to derive FFO from consolidated co-investment ventures
Co-investment venture partners’ minority interests (Net income)	18,944	7,192
Limited partnership unitholders’ minority interests (Net income)	979	356
Limited partnership unitholders’ minority interests (Development profits)	528	583
Discontinued operations’ minority interests (Net income)	390	78
FFO attributable to minority interests	(16,576)	(16,304)
Adjustments to derive FFO from unconsolidated co-investment ventures
AMB’s share of net income	(2,928)	(2,113)
AMB’s share of FFO	8,862	5,675

Funds from operations	$67,850	$56,873

FFO per common share and unit (diluted)	$0.65	$0.57

Weighted average common shares and units (diluted)	103,767	99,777

(1) See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	5

Consolidated Balance Sheets (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 First Quarter Earnings Conference Call

	As of
	March 31, 2008	December 31, 2007
Assets
Investments in real estate
Total investments in properties	$6,885,735	$6,709,545
Accumulated depreciation	(941,413)	(916,686)

Net investments in properties	5,944,322	5,792,859
Investments in unconsolidated co-investment ventures	366,385	356,194
Properties held for contribution, net	559,131	488,339
Properties held for divestiture, net	42,893	40,513

Net investments in real estate	6,912,731	6,677,905
Cash and cash equivalents and restricted cash	322,489	250,416
Accounts receivable, net	181,910	184,270
Other assets	272,124	149,812

Total assets	$7,689,254	$7,262,403

Liabilities and stockholders’ equity
Secured debt	$1,452,416	$1,471,087
Unsecured senior debt	1,003,435	1,003,123
Unsecured credit facilities	960,479	876,105
Other debt	569,844	144,529
Accounts payable and other liabilities	321,978	306,196

Total liabilities	4,308,152	3,801,040
Minority interests
Co-investment venture partners	512,573	517,572
Preferred unitholders	77,561	77,561
Limited partnership unitholders	100,134	102,278

Total minority interests	690,268	697,411
Stockholders’ equity
Common equity	2,467,422	2,540,540
Preferred equity	223,412	223,412

Total stockholders’ equity	2,690,834	2,763,952

Total liabilities and stockholders’ equity	$7,689,254	$7,262,403

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	6

Supplemental Cash Flow Information (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 First Quarter Earnings Conference Call

	For the Quarters Ended
	March 31,
	2008	2007
AMB’s Owned and Managed Portfolio:(1)(2)
Supplemental Information:
Straight-line rents and amortization of lease intangibles	$6,807	$4,619
AMB’s share of straight-line rents and amortization of lease intangibles	$3,515	$3,162
Gross lease termination fees	$314	$118
Net lease termination fees(3)	$159	$143
AMB’s share of net lease termination fees	$155	$96

Recurring capital expenditures:
Tenant improvements	$3,264	$3,318
Lease commissions and other lease costs	6,863	7,377
Building improvements	5,051	2,998

Sub-total	15,178	13,693
JV Partners’ share of capital expenditures	(4,452)	(5,046)

AMB’s share of recurring capital expenditures	$10,726	$8,647

AMB’s Consolidated Portfolio:
Supplemental Information:
Straight-line rents and amortization of lease intangibles	$3,332	$2,715
AMB’s share of straight-line rents and amortization of lease intangibles	$2,898	$2,729
Gross lease termination fees	$308	$100
Net lease termination fees(3)	$154	$125
AMB’s share of net lease termination fees	$154	$93

Recurring capital expenditures:
Tenant improvements	$2,900	$2,743
Lease commissions and other lease costs	5,634	5,587
Building improvements	4,379	2,660

Sub-total	12,913	10,990
JV Partners’ share of capital expenditures	(2,603)	(2,883)

AMB’s share of recurring capital expenditures	$10,310	$8,107

(1)	See Reporting Definitions.

(2)	See Supplemental Financial Measures Disclosure for a discussion of owned and managed supplemental cash flow information.

(3)	Next lease termination fees are defined as gross lease termination fees less the associated straight-line rent balance.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	7

Operations Overview(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 First Quarter Earnings Conference Call

Same Store NOI Growth Without Lease Termination Fees(2)

Average Occupancy(2)

Rent Change on Renewals and Rollovers(2)(3)

Lease Expirations as % of Annualized Base Rent (ABR)(2)

Year	Square Feet	ABR
2008	11,646,726	$ 80,860
2009	22,682,347	146,765
2010	17,951,855	125,104
2011	18,675,620	133,100
2012	13,271,678	108,382

20.0%
10.0%
0.0%
9.7%
17.5%
15.0%
15.9%
12.9%
8.5%
6.6%
3.9%
1.8%
8.2%
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017+

Top Customers

		Square
Customer		Feet	ABR	% of ABR

1	Deutsche Post World Net (DHL)	4,285,707	$35,859	4.4%
2	United States Government	1,392,586	20,595	2.5%
3	FedEx Corporation	1,500,020	15,416	1.9%
4	Nippon Express	967,039	10,926	1.3%
5	Sagawa Express	728,791	10,857	1.3%
6	BAX Global Inc/Schenker/Deutsche Bahn	904,210	10,369	1.3%
7	La Poste	902,391	8,952	1.1%
8	Panalpina	1,335,359	8,669	1.1%
9	UPS	1,329,995	8,533	1.0%
10	Caterpillar Logistics Services	668,297	7,791	0.9%

	Subtotal	14,014,395	$137,967	16.8%

	Top 11-20 Customers	7,002,215	47,904	5.9%

	Total	21,016,610	$185,871	22.7%

(1)	Owned and managed portfolio.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Represents trailing four quarter data.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	8

Operating Statistics(1)	SUPPLEMENTAL ANALYST PACKAGE 2008 First Quarter Earnings Conference Call

	Owned & Managed Portfolio(2)		Same Store Pool(2)
	Quarter ended	Quarter ended	Quarter ended	Quarter ended
	March 31, 2008	December 31, 2007	March 31, 2008	December 31, 2007

Square feet	121,724,540	118,180,295	101,141,867	85,192,781
Percentage of owned & managed square feet			83.1%	72.1%

Occupancy
Occupancy percentage at period end(2)	94.8%	96.0%	94.8%	96.4%
Occupancy percentage at period end (prior year)	95.2%	96.1%	95.7%	96.7%

Average occupancy percentage(2)	94.9%	95.6%	95.0%	95.9%
Average occupancy percentage (prior year)	94.9%	95.3%	95.1%	95.9%

Weighted average lease terms (years)
Original	6.2	6.2	6.0	6.1
Remaining	3.5	3.5	3.2	3.1

Trailing four quarters statistics
Tenant retention(2)	71.4%	74.0%	71.4%	73.4%

Rent change on renewals and rollovers(2)
Percentage	4.2%	4.9%	4.1%	5.0%
Same space square footage commencing (millions)	19.1	19.2	18.7	17.6

Second generation TIs and LCs per square foot(2)
Retained	$1.28	$1.19
Re-tenanted	$3.19	$3.25
Weighted average	$2.01	$2.03
Second generation square footage commencing (millions)	22.7	22.8

Gross operating margin(2)	73.6%	73.5%	73.1%	73.0%

Same Store Pool(2)
Quarter ended
Cash Basis NOI % change(2)	March 31, 2008
Revenues without lease termination fees(3)	6.7%
Expenses(3)	(5.1%)
NOI without lease termination fees(2)(3)	7.3%

NOI with lease termination fees(2)(3)	7.3%
(1)	Owned and managed portfolio.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	For the quarter ended March 31, 2008, on a consolidated basis, the % change was 4.8%, 2.3%, 5.7% and 5.7%, respectively, for revenues without lease termination fees, expenses, NOI without lease termination fees and NOI with lease termination fees.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	9

Portfolio Overview	SUPPLEMENTAL ANALYST PACKAGE 2008 First Quarter Earnings Conference Call

									% of Total				Year-to-Date	Trailing Four
									Owned and	AMB share		Annualized	Same Store NOI	Quarters Rent
	Square Feet			Placed in				Square Feet	Managed Square	of Square	Year-to-Date	Base Rent	Growth Without	Change on
	as	Acquired		Operations		Disposed		as	Feet as of	Feet as of	Average	psf as of	Lease	Renewals and
	of 12/31/2007	Square Feet		Square Feet(1)		Square Feet		of 3/31/2008	3/31/2008	3/31/2008	Occupancy	3/31/2008	Termination Fees(2)	Rollovers(2)

Southern California	17,514,557	645,311		64,000		—		18,223,868	15.0%	55.6%	97.1%	$6.64	12.0%	13.1%
Chicago	12,939,948	—		253,410		—		13,193,358	10.8%	52.3%	87.4%	5.42	(0.5%)	1.6%
No. New Jersey/New York	11,115,945	—		—		—		11,115,945	9.1%	49.9%	99.0%	7.22	5.8%	5.8%
San Francisco Bay Area	10,262,443	103,615		—		—		10,366,058	8.5%	72.0%	94.7%	6.55	5.0%	(3.3%)
Seattle	7,891,551	—		750,153		—		8,641,704	7.1%	46.8%	95.9%	5.14	12.6%	17.3%
South Florida	6,276,291	—		—		—		6,276,291	5.2%	70.3%	96.7%	7.68	13.0%	13.4%
U.S. On-Tarmac	2,629,113	—		—		—		2,629,113	2.2%	92.5%	92.7%	18.92	3.0%	1.5%
Other U.S. Markets	27,790,006	128,846		(299,043)		—		27,619,809	22.7%	64.0%	94.0%	5.55	2.1%	0.8%

U.S. Subtotal / Wtd Avg	96,419,854	877,772		768,520		—		98,066,146	80.6%	59.7%	94.6%	$6.50	6.0%	5.1%

Canada	304,353	475,328		—		—		779,681	0.6%	100.0%	88.1%	$9.54	0.0%	n/a

Mexico City	2,134,089	—		947,323		—		3,081,412	2.5%	44.0%	97.7%	6.23	12.6%	0.1%
Other Mexico Markets	2,769,507	—		—		—		2,769,507	2.3%	20.0%	94.3%	4.83	(0.4%)	(2.2%)

Mexico Subtotal / Wtd Avg	4,903,596	—		947,323		—		5,850,919	4.8%	32.6%	96.1%	$5.58	8.2%	(0.4%)

The Americas Total / Wtd Avg	101,627,803	1,353,100		1,715,843		—		104,696,746	86.0%	58.5%	94.7%	$6.47	6.1%	5.0%

France	3,371,164	—		70,653		—		3,441,817	2.9%	22.2%	92.5%	$9.78	14.4%	(8.1%)
Germany	2,116,303	—		—		—		2,116,303	1.7%	20.4%	99.8%	10.19	1.9%	2.9%
Benelux	2,835,213	—		—		—		2,835,213	2.4%	21.8%	99.2%	11.25	53.9%	n/a
Other Europe Markets	178,282	164,795		—		—		343,077	0.2%	61.9%	100.0%	18.30	0.0%	n/a

Europe Subtotal / Wtd Avg	8,500,962	164,795		70,653		—		8,736,410	7.2%	23.2%	96.7%	$10.71	16.7%	(5.9%)

Tokyo	4,916,517	—		—		—		4,916,517	4.0%	28.9%	96.0%	$13.77	14.1%	1.3%
Osaka	1,018,875	—		—		—		1,018,875	0.8%	20.0%	89.3%	10.44	7.1%	n/a
Other Japan Markets	—	—		—		—		—	0.0%	0.0%	0.0%	—	0.0%	n/a

Japan Subtotal / Wtd Avg	5,935,392	—		—		—		5,935,392	4.8%	27.4%	94.9%	$13.23	12.8%	1.3%

Shanghai	1,382,817	—		21,722		—		1,404,539	1.3%	70.4%	100.0%	$4.52	14.5%	49.4%
Singapore	733,321	—		—		—		733,321	0.6%	100.0%	99.7%	10.32	49.7%	1.4%
Other Asia Markets	—	218,132		—		—		218,132	0.2%	100.0%	100.0%	8.45	0.0%	n/a

Asia Total / Wtd Avg	8,051,530	218,132		21,722		—		8,291,384	6.8%	43.0%	96.2%	$11.29	28.1%	3.6%

Owned and Managed Total / Wtd Avg(2)	118,180,295	1,736,027		1,808,218		—		121,724,540	100.0%	54.9%	94.9%	$7.11	7.3%	4.2%

Other Real Estate Investments(3)	7,495,659	—		—		—		7,495,659	0.0%	54.3%	94.6%	5.22

Total Operating Portfolio	125,675,954	1,736,027		1,808,218		—		129,220,199	0.0%	54.9%	94.9%	$7.00

Development
Pipeline	17,822,820	1,121,777	(5)	—		(788,515	) (6)	18,156,082	0.0%	88.7%
Available for Sale or Contribution(4)	4,190,504	785,604	(5)	(2,014,591	) (6)	(136,179	) (6)	2,825,338	0.0%	92.0%

Development Subtotal	22,013,324	1,907,381		(2,014,591)		(924,694)		20,981,420	0.0%	89.1%

Total Global Portfolio	147,689,278	3,643,408		(206,373)		(924,694)		150,201,619	0.0%	59.7%

(1)	Represents assets contributed or placed in operations from development and may include positive/(negative) remeasures to operating assets.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Includes operating properties held through AMB’s investments in unconsolidated co-investment ventures that it does not manage and are therefore excluded from the owned and managed portfolio and the location of AMB’s global headquarters.
(4)	Represents development projects available for sale or contribution that are not included in the operating portfolio.
(5)	For development pipeline, represents square footage of development starts. For available for sale or contribution, represents new projects available.
(6)	For development pipeline, represents square footage of completed development projects. For available for sale or contribution, represents projects sold, contributed, or placed in operations.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	10

Capital Deployment Overview (dollars in millions)	SUPPLEMENTAL ANALYST PACKAGE 2008 First Quarter Earnings Conference Call

Development Pipeline by Region as of March 31, 2008(1)
(Estimated Total Investment(2))

Development Starts(1)
(Estimated Total Investment(2))

Property Acquisitions by Region for the Quarter Ended March 31, 2008(3)
(Acquisition Cost(2))

Acquisition Volume(3)
(Acquisition Cost(2))

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Owned and managed portfolio.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	11

Property Acquisitions(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 First Quarter Earnings Conference Call

	For the Quarter ended March 31, 2008
		Acquisition		% of Total
	Square Feet	Cost(2)		Acquisition Cost

The Americas
United States	877,772	$93,388		38.1%
Other Americas	475,328	41,229		16.8%

The Americas Total	1,353,100	$134,617		54.9%

Europe
France	—	$—		0.0%
Germany	—	—		0.0%
Benelux	—	—		0.0%
Other Europe	164,795	68,023		27.8%

Europe Total	164,795	$68,023		27.8%

Asia
Japan	—	$—		0.0%
China	—	—		0.0%
Other Asia	468,890	42,244	(4)	17.3%

Asia Total	468,890	$42,244		17.3%

Total	1,986,785	$244,884		100.0%

AMB’s Weighted Average Ownership Percentage	46.2%
Weighted Average Stabilized GAAP Cap Rate(3)	5.8%
Weighted Average Stabilized Cash Cap Rate(3)	5.7%

		Acquisition	% of Total
	Square Feet	Cost(2)	Acquisition Cost

By Entity
AMB Property Corporation	944,218	$83,473	34.1%
AMB-SGP Mexico	—	—	0.0%
AMB Japan Fund I	—	—	0.0%
AMB Europe Fund I	164,795	68,023	27.8%
AMB Institutional Alliance Fund III	877,772	93,388	38.1%

Total	1,986,785	$244,884	100.0%

(1)	Owned and managed portfolio.
(2)	Includes closing costs and estimated total acquisition capital expenditures of approximately $5.0 million for the quarter and year ended March 31, 2008.
(3)	See reporting definitions and supplemental financial measures disclosures.
(4)	Includes buyout of remaining 50% interest in an owned and managed asset.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	12

Development Starts and Total Capital Deployment(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 First Quarter Earnings Conference Call

	For the Quarter ended March 31, 2008
	Estimated	Estimated	% of Total
	Square Feet at	Total	Estimated
	Stabilization(2)	Investment(2)	Investment(2)

The Americas
United States	432,101	$47,764	56.1%
Other Americas	689,676	37,444	43.9%

The Americas Total	1,121,777	$85,208	100.0%

Europe
France	—	$—	0.0%
Germany	—	—	0.0%
Benelux	—	—	0.0%
Other Europe	—	—	0.0%

Europe Total	—	$—	0.0%

Asia
Japan	—	$—	0.0%
China	—	—	0.0%
Other Asia	—	—	0.0%

Asia Total	—	$—	0.0%

Total	1,121,777	$85,208	100.0%

AMB’s Weighted Average Ownership Percentage	92.7%
Weighted Average Estimated Yield(2)	8.4%

	For the Quarter ended March 31, 2008
	Estimated	Estimated
	Square Feet at	Total
	Stabilization(2)	Investment(2)

Total Acquisitions	1,986,785	$244,884
Total Development Starts	1,121,777	85,208

Total Capital Deployment	3,108,562	$330,092

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	13

Contributions and Dispositions(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 First Quarter Earnings Conference Call

	For the Quarter ended March 31, 2008
	Operating Property	Development Property
	Contributions	Contributions
	and Dispositions	and Dispositions
AMB’s Ownership Contributed and Disposed	32.8%	51.6%
Contribution Value and Disposition Price	$66,175	$155,819
Weighted Average Stabilized Cash Cap Rate(2)(3)	6.6%	5.7%
Development Margin(3)	N/A	19.6%

Square Footage or Acreage Contributed or Sold
For the Quarter ended March 31, 2008
	Operating Property	Development Property
	Contributions	Contributions
	and Dispositions	and Dispositions
	Square Feet	Square Feet	Land Acreage(4)

The Americas
United States	821,712	1,139,556	—
Other Americas	—	—	—

The Americas Total	821,712	1,139,556	—

Europe
France	—	—	—
Germany	—	—	—
Benelux	—	110,701	—
Other Europe	—	—	—

Europe Total	—	110,701	—

Asia
Japan	—	—	—
China	—	—	—
Other Asia	—	—	—

Asia Total	—	—	—

Total	821,712	1,250,257	—

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	Excludes value added conversions, build-to-suit buildings, and land sales.
(3)	See reporting definitions and supplemental financial measures disclosures.
(4)	Represents acreage for land sales and value added conversion projects.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	14

Development Pipeline(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 First Quarter Earnings Conference Call

	2008 Expected Stabilizations		2009 Expected Stabilizations		Total
	Estimated	Estimated	Estimated	Estimated	Estimated	Estimated	% of Total
	Square Feet at	Total	Square Feet at	Total	Square Feet at	Total	Estimated
	Stabilization(2)	Investment(2)(3)	Stabilization(2)	Investment(2)(3)	Stabilization(2)	Investment(2)(3)	Investment(2)

The Americas
United States	3,183,840	$176,555	4,227,798	$398,689	7,411,638	$575,244	32.4%
Other Americas	—	—	3,011,555	184,346	3,011,555	184,346	10.4%

The Americas Total	3,183,840	$176,555	7,239,353	$583,035	10,423,193	$759,590	42.8%

Europe
France	37,954	$5,598	409,588	$41,707	447,542	$47,305	2.6%
Germany	139,608	21,049	—	—	139,608	21,049	1.2%
Benelux	96,520	20,157	890,529	103,678	987,049	123,835	7.0%
Other Europe	585,971	81,306	436,916	43,648	1,022,887	124,954	7.0%

Europe Total	860,053	$128,110	1,737,033	$189,033	2,597,086	$317,143	17.8%

Asia
Japan	3,478,764	$530,762	685,757	$110,522	4,164,521	$641,284	36.1%
China	—	—	608,537	27,401	608,537	27,401	1.5%
Other Asia	362,745	32,749	—	—	362,745	32,749	1.8%

Asia Total	3,841,509	$563,511	1,294,294	$137,923	5,135,803	$701,434	39.4%

Total	7,885,402	$868,175	10,270,680	$909,991	18,156,082	$1,778,167	100.0%

Number of Projects		20		35		55
Funded-to-Date		$799,322		$532,208		$1,331,530
AMB’s Weighted Average Ownership Percentage		96.9%		89.7%		93.2%
AMB’s Share of Amounts Funded to Date		$778,485		$479,395		$1,257,880
Weighted Average Estimated Yield(2)		7.2%		7.5%		7.4%
Percent Leased(2)		42.2%		10.3%		24.2%
(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Includes value added conversion projects.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	15

Completions and Properties Available for Sale or Contribution(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 First Quarter Earnings Conference Call

	Development Completions(2)		Available for Sale or Contribution As of March 31, 2008
	For the Quarter ended		Development		Operating
	March 31, 2008		Properties		Properties
		Total		Total		Total
	Square Feet	Investment	Square Feet	Investment	Square Feet	Investment

The Americas
United States	393,451	$70,472	654,551	$81,381	116,168	$6,530
Other Americas	281,441	25,362	1,782,258	125,698	1,727,004	114,562

The Americas Total	674,892	$95,834	2,436,809	$207,079	1,843,172	$121,092

Europe
France	—	$—	277,817	$26,331	67,274	$15,724
Germany	—	—	—	—	—	—
Benelux	110,712	18,273	110,712	18,273	—	—
Other Europe	—	—	—	—	178,282	38,030

Europe Total	110,712	$18,273	388,529	$44,604	245,556	$53,754

Asia
Japan	—	$—	—	$—	543,056	$102,347
China	—	—	—	—	1,382,817	60,685
Other Asia	—	—	—	—	951,453	90,243

Asia Total	—	$—	—	$—	2,877,326	$253,275

Total	785,604	$114,107	2,825,338	$251,683	4,966,054	$428,121

AMB’s Weighted Average Ownership Percentage		46.9%		83.3%		95.5%
Weighted Average Estimated Yield(2)		8.1%		7.7%		N/A
Percent Pre-leased		46.6%		63.2%		97.2%
(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	16

Land, Value Added Conversion, and Redevelopment Inventory(1)(2) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 First Quarter Earnings Conference Call

Land Inventory
	The Americas		Europe		Asia		Total
		Estimated		Estimated		Estimated			Estimated
		Build Out		Build Out		Build Out			Build Out
	Acres	(square feet)	Acres	(square feet)	Acres	(square feet)	Acres		(square feet)

Balance as of December 31, 2007	2,296	37,876,221	199	3,860,104	40	2,283,574	2,535		44,019,899
Acquisitions	110	1,901,132	30	491,136	5	417,833	145		2,810,101
Sales	—	—	—	—	—	—	—		—
Development starts	(40)	(821,663)	—	—	—	—	(40)		(821,663)
Site plan adjustments	—	(34,923)	—	—	—	—	—		(34,923)

Balance as of March 31, 2008	2,366	38,920,767	229	4,351,240	45	2,701,407	2,640	(3)	45,973,414	(3)

Investment in Land(4)		$473,529		$69,080		$110,908			$653,517	(3)
Estimated Total Investment(1)		$1,984,167		$415,335		$319,827			$2,719,329

Value Added Conversion Inventory(1)(7)
	East Region		Southwest Region		West Central Region		The Americas
		Number of		Number of		Number of			Number of
Conversion Time Frame	Acres	Projects	Acres	Projects	Acres	Projects	Acres		Projects

3 years or less	—	—	31	2	44	4	75		6
3+ years	7	2	20	1	143	6	170		9

Total	7	2	51	3	187	10	245	(5)	15

Redevelopment Inventory(1)(7)
	East Region		Southwest Region		West Central Region		The Americas
	Square	Number of	Square	Number of	Square	Number of	Square		Number of
Redevelopment Time Frame	Feet	Projects	Feet	Projects	Feet	Projects	Feet		Projects
—

3 years or less	40,800	1	329,140	1	131,987	1	501,927		3
3+ years	—	—	688,499	2	309,873	1	998,372		3

Total	40,800	1	1,017,639	3	441,860	2	1,500,299	(6)	6

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	Includes investments held through unconsolidated co-investment ventures.
(3)	AMB’s share of acres, square feet of estimated build out, and total investment including amounts held in unconsolidated co-investment ventures is 2,413 acres, 41.6 million square feet and $542,406, respectively.
(4)	Represents actual cost incurred to date including initial acquisition, infrastructure, and associated carry costs.
(5)	AMB’s share is 187 acres.
(6)	AMB’s share is 885,489 square feet.
(7)	East, Southwest, and West Central regions represent AMB’s geographic division of The Americas.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	17

Private Capital Co-investment Ventures Overview(1) (dollars in millions)	SUPPLEMENTAL ANALYST PACKAGE 2008 First Quarter Earnings Conference Call

Incentive
	Date	Geographic		Functional	Distribution
Co-investment Venture	Established	Focus	Principal Venture Investors	Currency	Frequency	Term

AMB Partners II	February 2001	United States	City and County of San Francisco ERS	USD	3 years	Perpetual
AMB-SGP	March 2001	United States	Subsidiary of GIC Real Estate Pte Ltd.	USD	10 years	March 2011; extendable 10 years
AMB Institutional Alliance Fund II	June 2001	United States	Various	USD	At dissolution	December 2014 (estimated)
AMB-AMS	June 2004	United States	Various	USD	At dissolution	December 2012; extendable 4 years
AMB Institutional Alliance Fund III	October 2004	United States	Various	USD	3 years (next 2Q08)	Open end
AMB-SGP Mexico	December 2004	Mexico	Subsidiary of GIC Real Estate Pte Ltd.	USD	7 years	December 2011; extendable 7 years
AMB Japan Fund I	June 2005	Japan	Various	JPY	At dissolution	June 2013; extendable 2 years
AMB DFS Fund I	October 2006	United States	GE Real Estate	USD	Upon project sales	Perpetual
AMB Europe Fund I	June 2007	Europe	Various	EUR	3 years (next 2Q10)	Open end

YTD Additions to Private Capital Co-investment Ventures(2)

Gross Carrying Value of Private Capital Co-investment Ventures(3)
(1)	During the quarter ending March 31, 2008, AMB Erie sold its final real estate asset and the partnership is in dissolution.
(2)	Additions to private capital co-investment ventures include both acquisitions from third parties as well as assets contributed to co-investment ventures from AMB.
(3)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	18

Private Capital Co-investment Ventures Financial Summary
(dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 First Quarter Earnings Conference Call

	AMB’s			Gross			AMB’s	Estimated	Planned
	Ownership	Square		Book	Property	Other	Net Equity	Investment	Gross
Unconsolidated Co-investment Ventures	Percentage	Feet(1)		Value(2)	Debt	Debt	Investment(3)	Capacity	Capitalization

Co-Investment Operating Ventures
AMB Institutional Alliance Fund III(4)	17%	24,085,275		$2,221,050	$1,150,112	$44,000	$133,535	$294,000	$2,515,000
AMB Europe Fund I(4)	21%	8,490,854		1,288,318	791,371	—	63,126	95,000	1,383,000
AMB Japan Fund I	20%	5,392,336		1,038,792	628,094	118,216	57,998	1,450,000	2,489,000
AMB-SGP Mexico	20%	4,903,596		262,456	172,703	—	12,740	443,000	705,000

Total Co-investment Operating Ventures	19%	42,872,061		4,810,616	2,742,280	162,216	267,399	2,282,000	7,092,000

Co-investment Development Ventures:
AMB DFS Fund I	15%	1,327,934		132,198	—	—	20,649	284,000	416,000
Other Industrial Co-investment Operating Ventures	55%	7,418,749	(5)	282,552	169,303	—	47,882	n/a	n/a

Total Unconsolidated Co-investment Ventures	21%	51,618,744		$5,225,366	$2,911,583	$162,216	$335,930	$2,566,000	$7,508,000

Consolidated Co-investment Ventures
Co-investment Operating Ventures

AMB Partners II	20%	9,914,742		$693,070	$318,506	$65,000
AMB-SGP	50%	8,288,663		456,579	345,457	—
AMB Institutional Alliance Fund II	20%	8,006,081		526,048	236,976	60,000
AMB-AMS	39%	2,172,137		156,510	82,674	—

Total Co-investment Operating Ventures	29%	28,381,623		1,832,207	983,613	125,000

Co-investment Development Ventures
AMB Partners II	20%	n/a		12,126	—	—
AMB Institutional Alliance Fund II	20%	n/a		4,963	—	—

Total Co-investment Development Ventures	20%	—		17,089	—	—

Total Co-investment Ventures	29%	28,381,623		1,849,296	983,613	125,000

Other Industrial Co-investment Operating Ventures	93%	3,143,457		259,322	28,376	—
Other Industrial Co-investment Development Ventures	80%	3,531,144		354,658	73,317	—

Total Consolidated Co-investment Ventures	43%	35,056,224		$2,463,276	$1,085,306	$125,000

Selected Operating Results
For the Quarter ended March 31, 2008	Cash NOI(6)	Net Income	FFO(6)	Share of	Cash NOI(6)	Net Income	FFO(6)
Unconsolidated Co-investment Ventures	$76,546	$14,030	$42,574	AMB’s	$16,988	$2,928	$8,862
Consolidated Co-investment Ventures	$43,608	$34,079	$26,902	Partner’s	$28,687	$18,287	$16,576

(1)	For development properties, represents the estimated square feet upon completion for the committed phases of development projects.

(2)	Represents the book value of the property (before accumulated depreciation) owned by the co-investment venture and excludes net other assets. Development book values include uncommitted land.

(3)	AMB also has a 39% equity interest in G. Accion, a Mexican real estate company for approximately $30.5 million. G. Accion provides real estate management and development services in Mexico.

(4)	The estimated investment capacity and planned gross capitalizations and investment capacities of AMB Institutional Alliance Fund III and AMB Europe Fund I, as open-end funds, are not limited. The planned gross capitalization represents the gross book value of real estate assets as of the most recent quarter end, and the investment capacity represents estimated capacity based on the Fund’s current cash and leverage limitations as of the most recent quarter end.

(5)	Includes investments in 7.4 million square feet of operating properties through AMB’s investments in unconsolidated co-investment venture that it does not manage which it excludes from its owned and managed portfolio.

(6)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	19

Capitalization Summary (dollars in millions)	SUPPLEMENTAL ANALYST PACKAGE 2008 First Quarter Earnings Conference Call

Value

Coverage and Debt Ratios

	Quarter ended
	March 31, 2008
Interest coverage(2)	4.7	x
Fixed charge coverage(2)	2.4	x
FFO payout(2)	80.0%
AMB’s share of total debt-to-total market capitalization(2)	39.6%

Capital Structure(1)

AMB's share of Total Debt 40%
Market Equity 57%
Preferred Equity 3%

Secured Debt 36%
Unsecured Debt 64%

(1)	Debt amounts represents AMB’s share of debt and preferred securities.
(2)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	20

Capitalization Detail (dollars in thousands, except shares and share price)	SUPPLEMENTAL ANALYST PACKAGE 2008 First Quarter Earnings Conference Call

	AMB	Co-investment	Unsecured
	Secured	Venture	Senior	Credit	Other	Total
	Debt	Debt	Debt	Facilities(1)	Debt	Debt

2008	$114,813	$72,915	$175,000	$—	$113,723	$476,451
2009	126,110	111,396	100,000	—	325,873	663,379
2010	65,905	104,361	250,000	632,240	941	1,053,447
2011	115	188,886	75,000	328,239	1,014	593,254
2012	4,383	459,366	—	—	61,093	524,842
2013	4,116	48,644	175,000	—	65,920	293,680
2014	4,255	4,102	—	—	616	8,973
2015	4,397	18,806	112,491	—	664	136,358
2016	4,545	54,795	—	—	—	59,340
2017	37,548	1,973	—	—	—	39,521
Thereafter	—	17,118	125,000	—	—	142,118

Subtotal	$366,187	$1,082,362	$1,012,491	$960,479	$569,844	$3,991,363
Unamortized premiums/(discount)	923	2,944	(9,056)	—	—	(5,189)

Total consolidated debt	$367,110	$1,085,306	$1,003,435	$960,479	$569,844	$3,986,174
AMB’s share of unconsolidated co-investment venture debt(2)(3)	—	613,162	—	—	31,190	644,352

Total debt	$367,110	$1,698,468	$1,003,435	$960,479	$601,034	$4,630,526
Co-investment venture partners’ share of consolidated debt(3)	—	(697,666)	—	—	(100,000)	(797,666)

AMB’s share of total debt(3)	$367,110	$1,000,802	$1,003,435	$960,479	$501,034	$3,832,860

Weighted average interest rate	3.5%	5.8%	6.1%	2.6%	4.0%	4.6%
Weighted average maturity (years)	2.3	4.0	4.0	2.5	2.0	3.2

Market Equity
Security	Shares		Price	Value
Common Stock	97,898,805	(4)	$54.42	$5,327,653
LP Units	3,976,167		54.42	216,383

Total	101,874,972			$5,544,036

Total options outstanding				6,515,472
Dilutive effect of stock options and restricted stock(5)				2,038,352

Preferred Stock and Units(6)
	Dividend	Liquidation
Security	Rate	Preference
Series D preferred units	7.18%	$79,767
Series L preferred stock	6.50%	50,000
Series M preferred stock	6.75%	57,500
Series O preferred stock	7.00%	75,000
Series P preferred stock	6.85%	50,000

Weighted Average/Total	6.90%	$312,267

Capitalization Ratios

Total debt-to-total market capitalization(3)	44.2%
AMB’s share of total debt-to-total market capitalization(3)	39.6%
Total debt plus preferred-to-total market capitalization(3)	47.1%
AMB’s share of total debt plus preferred-to-AMB’s share of total market capitalization(3)	42.8%

(1)	Represents three credit facilities with total capacity of approximately $1.6 billion. Includes $503.2 million, $269.7 million, $129.1 million and $58.5 million in Yen, Canadian dollar, Euro and Singapore dollar based borrowings, respectively, translated to U.S. Dollars using the foreign exchange rates at March 31, 2008.

(2)	The weighted average interest and maturity for the unconsolidated co-investment venture debt are 4.8% and 5.3 years, respectively.

(3)	See reporting definitions and supplemental financial measures disclosures.

(4)	Includes 895,446 shares of unvested restricted stock.

(5)	Computed using the treasury stock method and an average share price of $51.26 for the quarter ended March 31, 2008.

(6)	Units are exchangeable under certain circumstances by the unitholder for preferred stock and redeemable at the option of AMB after a five year non-call period.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	21

Supplemental Information for Net Asset Value Analysis (NAV) (dollars in thousands, except per share amounts)	SUPPLEMENTAL ANALYST PACKAGE 2008 First Quarter Earnings Conference Call

Income Items

	Actual	Projected
	Quarter ended
	March 31, 2008	2008
Real Estate:
Wholly owned property cash NOI(1)	$73,452
Total cash NOI from co-investment ventures(1)	$120,154
AMB’s share of co-investment ventures(1)	26.6%
AMB’s share of cash NOI from co-investment ventures(1)	$31,909
AMB’s share of transaction adjustments(1)(2)	$(8,422)
Total AMB share of cash NOI(1)(3)	$96,939

Development platform:(3)
Development starts		$1,250,000
Average development margin(1)		12%-15%

Private capital platform:
Total private capital revenue per common share and unit (diluted)	$0.10	$0.52-$0.59
Incentive distributions per common share and unit (diluted)	$0.01	$0.20-$0.25

FFO per common share and unit (diluted)(1)	$0.65	$3.85-$4.05

Assets & Liabilities

As of
March 31, 2008
AMB’s share of:(1)
Development, land, and contributed assets:(3)
Development pipeline (funded-to-date)	$1,257,880
Development projects held for contribution or sale	209,656
Operating projects held for contribution or sale	408,766
Land held for future development	542,406
Assets contributed to co-investment ventures	31,592

Debt and preferred securities:(3)
Total debt	$3,832,860
Preferred securities	312,267

Other balance sheet items:(3)
Cash and cash equivalents	$345,703
Accounts receivable (net) and other assets	$460,356
Deferred rents receivable and deferred financing costs (net)	$(87,309)
Accounts payable and other liabilities	$(533,315)

(1)	See reporting definitions and supplemental financial measures disclosures.

(2)	Transaction activity adjustments to NOI stabilizes NOI for acquisitions and removes NOI generated from in-progress developments, contributed developments, and projects held for sale or contribution.

(3)	Includes investments held through unconsolidated co-investment ventures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	22

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2008 First Quarter Earnings Conference Call

Acquisition Cost includes closing costs and estimated acquisition capital expenditures. Estimated acquisition capital expenditures include immediate building improvements that are taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to operating standard or to stabilization and incremental building improvements and leasing costs that are incurred in an effort to substantially increase the revenue potential of an existing building.
Adjusted EBITDA. AMB uses adjusted earnings before interest, tax, depreciation and amortization, and non-development gains, or adjusted EBITDA, to measure both its operating performance and liquidity. AMB considers adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from its operations on an unleveraged basis before the effects of tax, non-cash depreciation and amortization expense or non-development gains. By excluding interest expense, adjusted EBITDA allows investors to measure AMB’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. AMB considers adjusted EBITDA to be a useful supplemental measure for reviewing its comparative performance with other companies because, by excluding non-cash depreciation expense, adjusted EBITDA can help the investing public compare the performance of a real estate company to that of companies in other industries. As a liquidity measure, AMB believes that adjusted EBITDA helps investors to analyze its ability to meet debt service obligations and to make quarterly preferred share dividends and unit distributions. Management uses adjusted EBITDA when measuring AMB’s operating performance and liquidity; specifically when assessing its operating performance, and comparing that performance to other companies, both in the real estate industry and in other industries, and when evaluating its ability to meet debt service obligations and to make quarterly preferred share dividends and unit distributions. AMB believes investors should consider adjusted EBITDA, in conjunction with net income (the primary measure of AMB’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of AMB’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and as against other companies. By excluding interest, taxes, depreciation and amortization, and non-development gains when assessing AMB’s financial performance, an investor is assessing the earnings generated by AMB’s operations, but not taking into account the eliminated expenses or non-development gains incurred in connection with such operations. As a result, adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with AMB’s required GAAP presentations. Adjusted EBITDA does not reflect AMB’s historical cash expenditures or future cash requirements for working capital, capital expenditures or contractual commitments. Adjusted EBITDA also does not reflect the cash required to make interest and principal payments on AMB’s outstanding debt. While adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, AMB’s computation of adjusted EBITDA may not be comparable to EBITDA reported by other companies.
The following table reconciles adjusted EBITDA from net income for the quarters ended March 31, 2008 and 2007 (dollars in thousands):

	For the Quarters ended
	March 31,
	2008	2007
Net income	$42,932	$25,682
Depreciation and amortization	41,669	40,454
Impairment losses	—	257
Stock-based compensation amortization	6,529	5,108
Adjustments to derive adjusted EBITDA from unconsolidated co-investment ventures:
AMB’s share of net income	(2,928)	(2,113)
AMB’s share of FFO	8,862	5,675
AMB’s share of interest expense	5,921	4,068
Interest expense, including amortization	30,928	34,395
Total minority interests’ share of income	26,096	11,842
Total discontinued operations, including gains	(21,409)	(3,006)
Adjusted EBITDA attributable to minority interests	(32,850)	(26,571)
Discontinued operations’ adjusted EBITDA	445	2,811

Adjusted EBITDA	$106,195	$98,602

AMB’s share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated co-investment ventures accounted for in the applicable financial measure. AMB believes that “AMB’s share of” calculations are meaningful and useful supplemental measures, which enables both management and investors to assess the operations, earnings and growth of AMB in light of the AMB’s ownership interest in its co-investment ventures and to compare the applicable measure to that of other companies. In addition, it allows for a more meaningful comparison of the applicable measure to that of other companies that do not consolidate any of their co-investment ventures. “AMB’s share of” calculations are not intended to reflect actual liability should there be a default under loans or a liquidation of the co-investment ventures. AMB’s computation of “AMB’s share of” measures may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures.
AMB’s share of total debt. AMB’s share of total debt is the pro rata portion of the total debt based on its percentage of equity interest in each of the consolidated and unconsolidated co-investment ventures holding the debt. AMB believes that its share of total debt is a meaningful supplemental measure, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. In addition, it allows for a more meaningful comparison of its debt to that of other companies that do not consolidate their co-investment ventures. AMB’s share of total debt is not intended to reflect its actual liability should there be a default under any or all of such loans or a liquidation of the co-investment ventures. See Capitalization Detail for a reconciliation of total debt and AMB’s share of total debt.
AMB’s share of total debt-to-total book capitalization is calculated using the following definitions: AMB’s share of total debt is the pro rata portion of the total debt based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated co-investment ventures holding the debt. AMB’s share of total book capitalization is defined as AMB’s share of total debt plus minority interests to preferred and limited partnership unitholders plus stockholders’ equity.
AMB’s share of total debt-to-total market capitalization is calculated using the following definitions: AMB’s share of total debt is the pro rata portion of the total debt based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated co-investment ventures holding the debt. AMB’s definition of “total market capitalization” is AMB’s share of total debt plus preferred equity liquidation preferences plus market equity. AMB’s definition of “market equity” is the total number of outstanding shares of AMB’s common stock and common limited partnership units multiplied by the closing price per share of its common stock as of the period end.
Annualized base rent (ABR) is calculated as monthly base rent (cash basis) per the lease, as of a certain date, multiplied by 12. If free rent is granted, then the first positive rent value is used. Leases denominated in foreign currencies are translated using the currency exchange rate at period end.
Assets Under Management is AMB’s estimate of the value of the real estate it wholly owns or manages through its consolidated and unconsolidated co-investment ventures or for clients of AMB Capital Partners. Assets under management is calculated by adding the co-investment venture partner’s or client’s share of the carrying value of its real estate investment to AMB’s share of total market capitalization.
Average occupancy percentage represents the daily weighted occupancy of the total rentable square feet leased, including month-to-month leases, divided by total rentable square feet. Space is considered leased when the tenant has either taken physical or economic occupancy.
Carrying value is the sum of the most recent valuation of real estate investments plus subsequently incurred capital expenditures. Generally, each real estate investment is valued once a year.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	23

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2008 First Quarter Earnings Conference Call

Cash-basis NOI. Cash-basis NOI is defined as NOI less straight line rents and amortization of lease intangibles. AMB considers cash-basis NOI to be an appropriate and useful supplemental performance measure because cash basis NOI reflects the operating performance of the real estate portfolio excluding the effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. However, cash-basis NOI should not be viewed as an alternative measure of financial performance since it does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact results from operations. Further, cash-basis NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating cash-basis NOI.

For a reconciliation of NOI from net income for the quarter ended March 31, 2008, refer to the SS NOI definition. The following table reconciles AMB’s share of cash-basis NOI from NOI for the quarter ended March 31, 2008 (dollars in thousands):

Quarter ended
March 31, 2008
2008
NOI	$120,392
Straight-line rents and amortization of lease intangibles	(3,332)
Consolidated co-investment venture cash NOI	(43,608)

Wholly-owned property cash NOI	73,452
AMB’s share of consolidated co-investment venture cash NOI	14,921
AMB’s share of unconsolidated co-investment venture cash NOI	16,988
AMB’s share of transaction adjustments	(8,422)

AMB’s share of cash-basis NOI	$96,939

Co-investment venture partner’s share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on AMB’s co-investment venture partners’ percentage of equity interest in each of the consolidated or unconsolidated co-investment ventures accounted for in the applicable financial measure.
Co-investment venture partner’s share of debt is the co-investment venture partner’s pro-rata portion of total debt.
Co-investment venture partner’s share of equity is the pro-rata portion of the co-investment venture partner’s share of carrying value less the co-investment venture partner’s share of debt.
Completion/Stabilization is generally defined as properties that are 90% leased or properties that have been substantially complete for at least 12 months.
Development activities include ground-up development, redevelopments, renovations, land sales and value-added conversions.
Development margin is calculated as contribution value or disposition price less closing costs, minus estimated total investment and any deferred rents, taxes or third party promotes before any deferrals on contributions, divided by the estimated total investment.
Estimated FFO by Business. Estimated FFO by Business is FFO generated by AMB’s Real Estate Operations, Development and Private Capital business. Estimated Development and Private Capital FFO was determined by reducing Development Profits, net of taxes, and Private Capital revenues by their respective estimated share of general and administrative expenses. Development’s and Private Capital’s estimated allocation of total general and administrative expenses was based on their respective percentage of actual direct general and administrative expenses incurred. Estimated Real Estate Operations FFO represents total AMB FFO less estimated FFO attributable to Development and Private Capital. Management believes estimated FFO by business line is a useful supplemental measure of its operating performance because it helps the investing public compare the operating performance of AMB’s respective businesses to other companies’ comparable businesses. Further, AMB’s computation of FFO by business line may not be comparable to that reported by other real estate investment trusts as they may use different methodologies in computing such measures.
Estimated investment capacity is AMB’s estimate of the gross real estate which could be acquired through the use of its equity commitments from co-investment venture partners plus AMB’s funding obligations and estimated debt capitalization.
Estimated total investment represents total estimated cost of development, renovation, or expansion, including initial acquisition costs, prepaid ground leases, buildings, and associated carry costs. Estimated total investments are based on current forecasts and are subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at period end.
Estimated yields on development projects are calculated from estimated annual cash NOI following occupancy stabilization divided by the estimated total investment. Yields exclude value added conversion projects and are calculated on an after-tax basis for international projects.
Fixed charge coverage. Fixed charge coverage is defined as Adjusted EBITDA divided by fixed charges. Fixed charges consist of interest expense less co-investment venture partner’s share of interest expense, including amortization of finance costs and debt premiums, from continuing and discontinued operations, AMB’s share of interest expense from unconsolidated co-investment venture debt, capitalized interest, preferred unit distributions and preferred stock dividends. AMB uses fixed charge coverage to measure its liquidity. AMB believes fixed charge coverage is relevant and useful to investors because it permits fixed income investors to measure AMB’s ability to meet its interest payments on outstanding debt, make distributions to its preferred unitholders and pay dividends to its preferred shareholders. AMB’s computation of fixed charge coverage may not be comparable to fixed charge coverage reported by other companies.
The following table details the calculation of fixed charges for the quarters ended March 31, 2008 and 2007 (dollars in thousands):

	For the Quarters ended
	March 31,
Fixed charge	2008	2007
Interest expense, including amortization — continuing operations	$30,928	$34,395
Amortization of financing costs and debt premiums — continuing operations	(1,977)	(850)
Interest expense, including amortization — discontinued operations	10	(672)
Amortization of financing costs and debt premiums — discontinued operations	—	5
Co-investment partner’s share of interest expense	(14,297)	(11,748)
AMB’s share of interest expense from unconsolidated co-investment ventures	5,921	4,068
Capitalized interest	17,759	14,542
Preferred unit distributions	1,432	3,699
Preferred stock dividends	3,952	3,952

Total fixed charge	$43,728	$47,391

Funds From Operations (“FFO”) and Funds From Operations Per Share and Unit (“FFOPS”). AMB believes that net income, as defined by U.S. GAAP, is the most appropriate earnings measure. However, AMB considers funds from operations, or FFO, and FFO per share and unit, or FFOPS, to be useful supplemental measures of its operating performance. AMB defines FFOPS as FFO per fully diluted weighted average share of AMB’s common stock and operating partnership units. AMB calculates FFO as net income, calculated in accordance with U.S. GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive AMB’s pro rata share of FFO of consolidated and unconsolidated joint ventures. AMB does not adjust FFO to eliminate the effects of non-recurring charges. AMB includes the gains from development, including those from value added conversion projects, before depreciation recapture, as a component of FFO. AMB believes that value-added conversion dispositions are in substance land sales and as such should be included in FFO, consistent with the real estate investment trust industry’s long standing practice to include gains on the sale of land in FFO. However, AMB’s interpretation of FFO or FFOPS may not be consistent with the views of others in the real estate investment trust industry, who may consider it to be a divergence from the NAREIT definition, and may not be comparable to FFO or FFOPS reported by other real estate investment trusts that interpret the current NAREIT definition differently than AMB does.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	24

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2008 First Quarter Earnings Conference Call

In connection with the formation of a co-investment venture, AMB may warehouse assets that are acquired with the intent to contribute these assets to the newly formed venture. Some of the properties held for contribution may, under certain circumstances, be required to be depreciated under U.S. GAAP. If this circumstance arises, AMB intends to include in its calculation of FFO gains or losses related to the contribution of previously depreciated real estate to joint ventures. Although such a change, if instituted, will be a departure from the current NAREIT definition, AMB believes such calculation of FFO will better reflect the value created as a result of the contributions. To date, AMB has not included gains or losses from the contribution of previously depreciated warehoused assets in FFO.
AMB believes that FFO and FFOPS are meaningful supplemental measures of its operating performance because historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, FFO and FFOPS are supplemental measures of operating performance for real estate investment trusts that exclude historical cost depreciation and amortization, among other items, from net income, as defined by U.S. GAAP. AMB believes that the use of FFO and FFOPS, combined with the required U.S. GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. AMB considers FFO and FFOPS to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO and FFOPS can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO and FFOPS are relevant and widely used measures of operating performance of real estate investment trusts, these measures do not represent cash flow from operations or net income as defined by U.S. GAAP and should not be considered as alternatives to those measures in evaluating AMB’s liquidity or operating performance. FFO and FFOPS also do not consider the costs associated with capital expenditures related to AMB’s real estate assets nor are FFO or FFOPS necessarily indicative of cash available to fund AMB’s future cash requirements.
See Consolidated Statements of Funds from Operations for a reconciliation of FFO from net income.
The following table reconciles projected FFO from projected net income for the year ended December 31, 2008:

	2008
	Low	High
Projected net income	$2.70	$2.90
AMB’s share of projected depreciation and amortization	1.46	1.48
AMB’s share of projected gains on disposition of operating properties	(0.23)	(0.25)
Impact of additional dilutive securities, other, rounding	(0.08)	(0.08)

Projected Funds From Operations (FFO)	$3.85	$4.05

Amounts are expressed per share, except FFO which is expressed per share and unit.
Gross operating margin is calculated as NOI divided by gross revenues (excluding straight-line rents and amortization of lease intangibles, reimbursable capital revenue and lease termination fees) for properties in the pool at period end.
Interest coverage. Interest coverage is defined as AMB’s share of interest expense which consists of consolidated interest expense less co-investment venture partner’s share of interest expense, including amortization, from continuing and discontinued operations and AMB’s share of interest expense from unconsolidated co-investment venture debt. AMB uses interest coverage to measure its liquidity. AMB believes interest coverage is relevant and useful to investors because it permits investors to measure AMB’s ability to meet its interest payments on outstanding debt. AMB’s computation of interest coverage may not be comparable to interest coverage reported by other companies.
The following table details AMB’s share of total interest for the quarters ended March 31, 2008 and 2007 (dollars in thousands):

	For the Quarters ended
	March 31,
Interest	2008	2007
Interest expense, including amortization — continuing operations	$30,928	$34,395
Interest expense, including amortization — discontinued operations	10	(672)
Co-investment venture partner’s share of interest expense	(14,297)	(11,748)
AMB’s share of interest expense from unconsolidated co-investment ventures	5,921	4,068

Total interest	$22,562	$26,043

Market equity is defined as the total number of outstanding shares of AMB’s common stock and common limited partnership units multiplied by the closing price per share of its common stock at period end.
Net Asset Value (“NAV”). AMB believes NAV is a useful supplemental measure of its operating performance because it enables both management and investors to analyze the fair value of its business. An assessment of the fair value of a business involves estimates and assumptions and can be performed using various methods. AMB has presented certain financial measures related to its business that it believes may be useful to the investing public in calculating its NAV but has not presented any specific methodology nor provided any guidance on assumptions or estimates that should be used in the calculation.
Net Operating Income (“NOI”). Net operating income is defined as rental revenue (as calculated in accordance with GAAP), including reimbursements, less property operating expenses, which excludes depreciation, amortization, general and administrative expenses and interest expense. AMB considers NOI to be an appropriate and useful supplemental performance measure because NOI reflects the operating performance of the real estate portfolio. However, NOI should not be viewed as an alternative measure of financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact results from operations. Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI. See same store net operating income for reconciliation of NOI from net income.
Occupancy percentage at period end represents the percentage of total rentable square feet leased, including month-to-month leases, divided by total rentable square feet at period end. Space is considered leased when the tenant has either taken physical or economic occupancy.
Owned and managed is defined by AMB as assets in which AMB has at least a 10% ownership interest, is the property or asset manager, and which it intends to hold for the long-term.
Percent pre-leased represents the executed lease percentage of total square feet as of the reporting data.
Preferred, with respect to the capitalization ratios, is defined as preferred equity liquidation preferences.
Renovation projects represent projects where the acquired buildings are less than 75% leased and require significant capital expenditures (generally ranging from 10% — 25% of acquisition cost) to bring the buildings up to operating standards and stabilization (generally 90% leased).
Redevelopment projects represent those buildings that require significant capital expenditures (generally more than 25% of acquired cost or existing basis) to bring the buildings up to operating standards and stabilization (generally 90% leased).
Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include estimated acquisition capital expenditures which were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to operating standards.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	25

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2008 First Quarter Earnings Conference Call

Rent changes on renewals and rollovers are calculated as the difference, weighted by square feet, of the net ABR due the first month of a term commencement and the net ABR due the last month of the former tenant’s term. If free rent is granted, then the first positive full rent value is used as a point of comparison. The rental amounts exclude base stop amounts, holdover rent and premium rent charges. If either the previous or current lease terms are under 12 months, then they are excluded from this calculation. If the lease is first generation or there is no prior lease for comparison, then it is excluded from this calculation.
Same Store Net Operating Income (“SS NOI”). AMB believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, AMB considers SS NOI to be a useful supplemental measure of our operating performance for properties that are considered part of the same store pool. In deriving SS NOI, AMB defines NOI as rental revenues, including reimbursements, less property operating expenses, both of which are calculated in accordance with GAAP. Property operating expenses exclude depreciation, amortization, general and administrative expenses and interest expense. AMB believes that SS NOI helps investors compare the operating performance of AMB’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, AMB’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.
The following table reconciles consolidated SS NOI and NOI from net income for the quarters ended March 31, 2008 and 2007 (dollars in thousands):

	For the Quarters ended
	March 31,
	2008	2007
Net income	$42,932	$25,682
Private capital income	(9,923)	(5,925)
Depreciation and amortization	41,669	40,454
Impairment losses	—	257
General and administrative and fund costs	35,375	30,095
Total other income and expenses	(14,315)	15,359
Total minority interests’ share of income	26,096	11,842
Total discontinued operations	(1,442)	(2,870)

NOI	120,392	114,894
Less non same-store NOI	(14,463)	(13,246)
Less non cash adjustments(1)	(473)	(1,849)

Cash-basis same-store NOI	$105,456	$99,799

(1)	Non-cash adjustments include straight line rents and amortization of lease intangibles for the same store pool only.
Same store NOI growth is the change in the NOI (excluding straight-line rents and amortization of lease intangibles) of the same store pool from the prior year reporting period to the current year reporting period.
Same store pool include all properties that are owned as of the end of both the current and prior year reporting periods and excludes development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2006.
Second generation TIs and LCs per square foot are total tenant improvements, lease commissions and other leasing costs incurred during leasing of second generation space divided by the total square feet leased. Costs incurred prior to leasing available space are not included until such space is leased. Second generation space excludes newly developed square footage or square footage vacant at acquisition.
Stabilized cash cap rates for dispositions or contributions are calculated as cash-basis NOI divided by total disposition price or contribution value, as applicable.
Stabilized GAAP cap rates for acquisitions are calculated as NOI, including straight-line rents, stabilized to market occupancy (generally 95%) divided by total acquisition cost. The total acquisition cost basis includes the initial purchase price, the effects of marking assumed debt to market, all due diligence and closing costs, lease intangible adjustments, estimated acquisition capital expenditures, leasing costs necessary to achieve stabilization and, if applicable, any estimated costs required to buy-out AMB’s co-investment venture partners.
Tenant retention is the square footage of all leases rented by existing tenants divided by the square footage of all expiring and rented leases during the reporting period, excluding the square footage of tenants that default or buy-out prior to expiration of their lease, short-term tenants and the square footage of month-to-month leases.
Total market capitalization is defined by AMB as AMB’s share of total debt plus preferred equity liquidation preferences plus market equity.
Value added conversion projects represent the repurposing of industrial properties to a higher and better use, including office, residential, retail, research & development or manufacturing. Activities required to prepare the property for conversion to a higher and better use may include such activities as rezoning, redesigning, reconstructing and retenanting. The sales price of the value added conversion project is generally based on the underlying land value based on its ultimate use and as such, little to no residual value is ascribed to the industrial building(s).

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	26

Contacts	SUPPLEMENTAL ANALYST PACKAGE 2008 First Quarter Earnings Conference Call

Contact Name	Title	Phone	E-mail Address

Hamid R. Moghadam	Chairman & Chief Executive Officer	(415) 733-9401	hmoghadam@amb.com

Thomas S. Olinger	Chief Financial Officer	(415) 733-9405	tolinger@amb.com

Guy F. Jaquier	President, Europe and Asia	(415) 733-9406	gjaquier@amb.com

Eugene F. Reilly	President, The Americas	(617) 619-9333	ereilly@amb.com

John T. Roberts, Jr.	President, Private Capital; President, AMB Capital Partners, LLC	(415) 733-9408	jroberts@amb.com

Margan S. Mitchell	Vice President, Corporate Communications	(415) 733-9477	mmitchell@amb.com

Tracy A. Ward	Director, Investor Relations	(415) 733-9565	tward@amb.com

Corporate Headquarters	Investor Relations	Other Office Locations

AMB Property Corporation	Tel: (415) 394-9000	Amsterdam	Chengdu	Los Angeles	New Jersey	Shanghai
Pier 1, Bay 1	Fax: (415) 394-9001	Atlanta	Chicago	Madrid	New York	Shenzhen
San Francisco, CA 94111	E-mail: ir@amb.com	Baltimore	Dallas	Menlo Park	Osaka	Singapore
Tel: (415) 394-9000	Website: www.amb.com	Beijing	Delhi	Nagoya	Paris	Tokyo
Fax: (415) 394-9001		Boston	Frankfurt	Narita	Seoul	Vancouver
Cover Description

AMB Narita Air Cargo Centre – Building C totals 349,000 square feet and is part of AMB’s master-planned logistics park, capable of supporting approximately 2.1 million square feet at full build-out and projected to be Japan’s largest dedicated air cargo logistics park. In the first quarter 2008, AMB leased the facility to Nippon Express and Crocs Asia Private Limited.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	27

Forward Looking Statements	SUPPLEMENTAL ANALYST PACKAGE 2008 First Quarter Earnings Conference Call

Some of the information included in this report and the presentations to be held in connection therewith contains forward-looking statements, such as those related to our growth opportunities and plans (including those regarding our global expansion and positioning, growth of our development and private capital business, organizational changes and earnings growth), our projected funds from operations, compound annual growth rate of our business divisions, same store and/or cash net operating income and other financial and operational guidance, our capabilities to drive growth, our future performance compared to peers and other market indices, rent growth, industrial and other market and trade growth, market drivers, trends and forecasts, port opportunities (such as ship capacity expansion, outsourcing trends, port market demand, port expansions, container growth, and escalating land values), on-tarmac opportunities (such as air cargo growth, ability to access and leverage positions, expertise and key airport opportunities, and projections regarding the size of AMB Narita Air Cargo Centre), hiring, performance and retention of key personnel, access to resources, leveraging of relationships, continuation and effectiveness of strategic drivers, information regarding our development, value added conversion, redevelopment and renovation projects (including stabilization dates, square feet at stabilization or completion, sale or contribution dates, yields from such projects, costs and total investment amounts, scope, location and timing of development starts, margins, projected gains and returns, sustainability, profitability, scope and scale of and demand for projects, targeted value added conversion projects, redevelopment and conversion timelines, entitlement and repositioning potential of land), ability to deliver customer solutions, lease expirations, performance and value-creation of investments and market entry opportunities, acquisition capital and volume, scope and build out potential of land inventory, co-investment venture and other estimated investment capacity, terms of the co-investment ventures, performance, revenues and returns on investment, future incentive distribution, asset management, acquisition and other private capital fees, timing, of incentive distributions, private capital demand, launching of our Canada and second Asia funds, transition to open-end funds, and access to secured and non-secured financings, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, re-financing risks, risks related to our obligations in the event of certain defaults under co-investment venture and other debt, risks related to debt and equity security financings (including dilution risk), difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, risks related to our tax structuring, failure to maintain our current credit agency ratings, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in general economic conditions or in the real estate sector, changes in real estate and zoning laws, a downturn in the U.S., California or global economy, risks related to doing business internationally and global expansion, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2007.